SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Alan B. Catherall Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2008

NUMEREX CORP.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania ----------------	0-22920 ----------------	11-2948749 ----------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Parkwood Circle
Suite 500
Atlanta, Georgia
-------------------
(Address of principal executive offices)

30339
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(Zip code)

(770) 693-5950
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On October 9, 2008, Numerex Corp. (the “Company”) announced that it had acquired Ublip Inc., a closely-held Texas corporation (the “Merger”).  The consideration paid by the Company to the Ublip Inc. stockholders for the Merger included $300,000 in cash and approximately 400,000 shares of the Company’s Class A Common Stock (the “Shares”).  The offer and sale of the Shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, and in reliance on similar exemptions under applicable state laws.

On October 10, 2008, the Company issued a press release announcing the Merger.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jeffrey O. Smith

Mr. Smith is a founder, President and Chief Executive Officer of Ublip Inc.  In connection with the closing of the Merger,  Mr. Smith resigned as a Director of the Board of Directors (the “Board”) of  the Company, effective immediately.   Mr. Smith will become the Company’s Chief Technology Officer.   Mr. Smith entered into the Company’s customary change-in-control severance agreement offered to certain executive officers.  Mr. Smith’s annual base salary as Chief Technology Officer of the Company shall be $175,000, and he received an option to purchase 75,000 shares of the Company’s Class A Common Stock, subject to the Company’s standard vesting schedule.  As a founder of Ublip Inc., Mr. Smith received 298,500 of the Shares issued in the Merger.

Appointment of E. James Constantine

On October 14, 2008, the Board appointed E. James Constantine as a Director.  Mr. Constantine will join the Board’s Nominating Committee immediately.   Mr. Constantine is eligible to participate in the Company’s compensation plans available to non-employee directors.   As compensation for his Board service, Mr. Constantine will receive an annual retainer fee and a fee for each meeting of the Board or each separate committee meeting attended.

There is no arrangement or understanding between  Mr. Constantine and any other persons pursuant to which he was appointed as a Director of the Company.  Mr. Constantine is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

On October 15, 2008, the Company issued a press release announcing Mr. Constantine’s election to the Board.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Numerex Corp., dated October 10, 2008.

99.2 Press Release issued by Numerex Corp., dated October 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NUMEREX CORP.

Date: October 15, 2008	/s/ Alan B. Catherall
Alan B. Catherall
Chief Financial Officer

Exhibit Index

99.1	Press Release, dated October 10, 2008
99.2	Press Release, dated October 15, 2008